UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2019
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company o

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2019, Dynex Capital, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), between the Company and J.P. Morgan Securities LLC, as underwriter (the “Underwriter”), for the issuance and sale by the Company of 7,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”). The Underwriter agreed to purchase the Common Stock from the Company at a price of $5.75 per share, resulting in net proceeds of $40.1 million, after deducting the estimated expenses of this offering, to the Company. In addition, the Company granted the Underwriter an option for 30 days to purchase up to an additional 1,050,000 shares of Common Stock. On January 29, 2019, pursuant to the terms of the Underwriting Agreement, the Underwriter exercised in full its option to purchase the additional 1,050,000 shares of Common Stock, resulting in total net proceeds of $46.1 million, after deducting the estimated expenses of this offering, to the Company. The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and certain affiliated entities and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities. The transaction contemplated by the Underwriting Agreement is expected to close on January 31, 2019.

    The offering and sale of Common Stock were made pursuant to a preliminary prospectus supplement and final prospectus supplement related to the Company’s effective shelf registration statement on Form S-3 (File No. 333-222354), each of which has been filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. The legal opinion of Troutman Sanders LLP relating to the legality of the Common Stock is attached as Exhibit 5.1 hereto and the legal opinion of Troutman Sanders LLP relating to certain tax matters is attached as Exhibit 8.1 hereto.

Item 8.01    Other Events.

On January 28, 2019, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 28, 2019, between the Company and J.P. Morgan Securities LLC, as underwriter
5.1	Opinion of Troutman Sanders LLP with respect to the legality of the Common Stock
8.1	Opinion of Troutman Sanders LLP with respect to certain tax matters
23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)
23.2	Consent of Troutman Sanders LLP (included in Exhibit 8.1)
99.1	Press Release dated January 28, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	January 30, 2019	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer